UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2021

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2021, MSG Entertainment Group, LLC (“MSG Entertainment Group”), a wholly-owned subsidiary of Madison Square Garden Entertainment Corp. (the “Company”) and Charles F. Dolan (“CFD”), a director of the Company and the father of the Company’s Executive Chairman and Chief Executive Officer, entered into an aircraft time sharing agreement (the “New G550 CFD Time Sharing Agreement”), pursuant to which CFD may lease on a non-exclusive basis a Gulfstream Aerospace G-550 aircraft (the “New G550”) from MSG Entertainment Group. For flights taken under the New G550 CFD Time Sharing Agreement, CFD will pay for the actual expenses of such flight as listed in the agreement, but not to exceed the maximum amount permitted under Federal Aviation Administration (“FAA”) rules.

MSG Entertainment Group and Sterling2K LLC (“Sterling”), an entity owned and controlled by Deborah Dolan-Sweeney, the daughter of CFD and the sister of the Company’s Executive Chairman and Chief Executive Officer, are parties to a dry lease agreement (the “Dry Lease Agreement”) pursuant to which MSG Entertainment Group may lease on a non-exclusive basis Sterling’s Gulfstream Aerospace G-550 aircraft (the “DFO G550”). Under the terms of the Dry Lease Agreement, MSG Entertainment Group pays Sterling rent at an hourly rate and specified expenses of each flight. The Dry Lease Agreement provides for certain equitable adjustments to ensure that the arrangement is not economically unfair to Sterling, including a “true-up” mechanism such that, to the extent that MSG Entertainment Group’s annual usage of the DFO G550 exceeds CFD’s annual usage of MSG Entertainment Group’s Gulfstream Aerospace G-550 aircraft (the “Existing G550”) (which, based on historical usage, has been the case), MSG Entertainment Group pays an additional hourly rate with respect to excess hours intended to cover the additional costs. On December 20, 2021, the parties amended the true-up mechanism in the Dry Lease Agreement to aggregate hours of use by CFD of both the Existing G550 and the New G550 (the “DFO G550 Dry Lease Agreement Amendment”).

On December 20, 2021, Andrew Lustgarten, President of the Company, entered into an aircraft time sharing agreement (the “Time Sharing Agreement”) with MSG Entertainment Group, pursuant to which Mr. Lustgarten may lease the New G550 from MSG Entertainment Group for limited personal use. For flights taken under the Time Sharing Agreement, Mr. Lustgarten will pay for the actual expenses of such flight as listed in the agreement, but not to exceed the maximum amount permitted under FAA rules.

The above descriptions of the New G550 CFD Time Sharing Agreement, the DFO G550 Dry Lease Agreement Amendment and the Time Sharing Agreement are qualified in their entirety by reference to those agreements which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 with respect to the Time Sharing Agreement between MSG Entertainment Group and Mr. Lustgarten is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Time Sharing Agreement, dated December 20, 2021, between MSG Entertainment Group, LLC and Charles F. Dolan (for the New G550).

10.2	Amendment No. 1 to Dry Lease Agreement, dated December 20, 2021, between Sterling2K LLC and MSG Entertainment Group, LLC (for the DFO G550).

10.3	Time Sharing Agreement, dated December 20, 2021, between MSG Entertainment Group, LLC and Andrew Lustgarten (for the New G550).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
(Registrant)

By:	/s/ Mark C. Cresitello
Name:	Mark C. Cresitello
Title:	Secretary

Dated: December 23, 2021

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